May 8, 2002




Securities And Exchange Commission
Washington, D.C. 20549


        Re: ZAP and Subsidiaries
            File No. 0-303000
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Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of ZAP dated May 8, 2002, and we agree with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Grant Thornton  LLP
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Grant Thornton LLP

San Francisco, California